UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601

James Center Three

Richmond, VA, 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 1, 2021, a wholly owned subsidiary of the operating partnership of Medalist Diversified REIT, Inc. (the “Company”) and PMI Parkway, LLC, a Virginia limited liability company unaffiliated with the Company (“PMI Parkway,” and together with the Company, the “Buyers”), closed on the acquisition of the Parkway Center property (the “Parkway Property”), a flex industrial/office property totaling approximately 64,109 square feet of gross leasable area located in Virginia Beach, Virginia, for a purchase price of $7,300,000, exclusive of closing costs. The Parkway Property was previously owned by Continental Parkway, LLC, a Virginia limited liability company and unaffiliated seller.

The Buyers purchased the Parkway Property as tenants in common. The Company acquired a tenant in common interest of 82% and PMI Parkway acquired a tenant in common interest of 18% in the Parkway Property. In connection with the acquisition, the Buyers entered into a Tenant in Common Agreement (the “TIC Agreement”) which governs their co-ownership of the Parkway Property. Among other approvals, under the TIC Agreement, the consent of both tenants in common is required to approve (i) any lease, sublease, deed restriction, or grant of easement of/on all or any portion of the Parkway Property, (ii) any sale or exchange of the Parkway Property, or (iii) any indebtedness or loan, and any negotiation or refinancing thereof, secured by a lien on the Parkway Property. In the event the tenants in common are unable to agree on a decision which requires the consent of both tenants in common, a tenant in common may purchase the undivided interest of the other tenant in common subject to certain rights contained in the TIC Agreement.

On November 1, 2021, in connection with acquisition of the Parkway Property, the Buyers entered into a mortgage loan secured by the Parkway Property (the “Parkway Loan”) with TIAA, FSB (the “Parkway Lender”). The Parkway Loan has a principal balance of $5,100,000 which matures on November 2, 2031 and bears interest at a variable rate per annum of 2.25% above the ICE LIBOR rate. As part of the transaction, the Buyers entered into an interest rate cap agreement which effectively caps the Buyers’ interest rate at 3.0%. The Parkway Loan is evidenced by a promissory note made by the Buyers for the benefit of the Parkway Lender (the “Note”). The Note contains provisions, representations, warranties, covenants and indemnities that are customary and standard for secured debt on a commercial property.

The foregoing descriptions of the TIC Agreement and Note are qualified in their entirety by reference to the TIC Agreement and Note, copies of which is filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information related to the acquisition of the Parkway Center in Item 1.01 above is hereby incorporated by referenced into this Item 2.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information related to the Parkway Loan in Item 1.01 above is hereby incorporated by referenced into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Property Acquired

To the extent required by this item, historical financial statements for the Parkway Center will be filed in an amendment to this current report on Form 8-K on or before January 14, 2022, which date is within the period allowed to file such an amendment.

(b) Unaudited Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of the Parkway Center will be filed in an amendment to this current report on Form 8-K on or before January 14, 2022, which date is within the period allowed to file such an amendment.

(d) Exhibits

Exhibit No.	Description

10.1	TIC Agreement, dated as of November 1, 2021.
10.2	Note, made as of November 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: November 5, 2021	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary